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                     [SIMPSON THACHER & BARTLETT LETTERHEAD]



                                                    January 11, 2000


              Re: Cohen & Steers Institutional Realty Shares, Inc.
                  Registration Statement on Form N-1A
                  (File Nos. 333-89183;811-09631)
                  ------------------------------


Cohen & Steers Institutional
  Realty Shares, Inc.
757 Third Avenue
New York, New York 10017

Ladies and Gentlemen:

        We have acted as counsel to Cohen & Steers Institutional Realty Shares, Inc. (the "Fund") in connection with the preparation of a Registration Statement on Form N-1A (the "Registration Statement") filed by the Fund under the Securities Act of 1933 and the Investment Company Act of 1940, both as amended, relating to the offer and sale of an unlimited number of shares of Common Stock of the Fund, par value $.001 per share (the "Shares").

        We have examined the Prospectus included in the Registration Statement (the "Prospectus"), the Registration Statement and such corporate records, documents and other instruments and such certificates of officers of the Fund, and have made such other and further investigations as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.







           COLUMBUS              LOS ANGELES             PALO ALTO
LONDON               HONG KONG                   TOKYO                SINGAPORE




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SIMPSON THACHER & BARTLETT

   Cohen & Steers Institutional
     Realty Shares, Inc.                     -2-                January 11, 2000


        In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents.

        Based on the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that:

        1. The Fund is duly organized and validly existing as a corporation and in good standing under the laws of the State of Maryland.

        2. The Shares to be offered for sale pursuant to the Prospectus are, to the extent of the number of Shares authorized in the Fund's Charter, duly authorized and, when sold, issued and paid for as contemplated by the Prospectus, will have been validly and legally issued and will be fully paid and nonassessable.

        We are members of the Bar of the State of New York and we do not express any opinion herein concerning any law other than the law of the State of New York and the federal law of the United States. Accordingly, in rendering the foregoing opinion, we have relied upon the opinion of Venable, Baetjer and Howard, LLP, a copy of which is attached hereto, with respect to matters governed by the laws of the State of Maryland, and the foregoing opinion is subject to the qualifications and exceptions described therein.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Counsel and




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SIMPSON THACHER & BARTLETT

   Cohen & Steers Institutional
     Realty Shares, Inc.                     -3-                January 11, 2000



Independent Accountants" in the Statement of Additional Information forming a part of the Registration Statement.

        This opinion letter in rendered to you in connection with the above described Registration Statement. This opinion letter may not be relied upon by you for any other purpose, or relied upon by, or furnished to, any other person, form or corporation without our prior written consent.


                                           Very truly yours,


                                           SIMPSON THACHER & BARTLETT




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                                January 11, 2000



Simpson Thacher & Bartlett
425 Lexington Avenue
New York, NY 10017-3909

              Re: Cohen & Steers Institutional Realty Shares, Inc.
                  ------------------------------------------------


Ladies and Gentlemen:

        We have acted as special Maryland counsel for Cohen & Steers Institutional Realty Shares, Inc., a Maryland corporation (the "Fund"), in connection with the organization of the Fund and the issuance of shares of its Common Stock, par value $.001 (the "Shares").

        As special Maryland counsel for the Fund, we are familiar with its Charter and Bylaws. We have examined the Prospectus included in its Registration Statement on Form N-1A, File Nos. 333-89183; 811-09631 (the "Registration Statement"), substantially in the form in which it is to become effective (the "Prospectus"). We have further examined and relied upon a certificate of the Maryland State Department of Assessments and Taxation to the effect that the Fund is duly incorporated and existing under the laws of the State of Maryland and is in good standing and duly authorized to transact business in the State of Maryland.

        We have also examined and relied upon such corporate records of the Fund and other documents and certificates with respect to factual matters as we have deemed necessary to render the opinion expressed herein. We have assumed, without independent verification, the genuineness of all signatures on documents submitted to us, the authenticity of all documents submitted to us as originals, and the conformity with originals of all documents submitted to us as copies.




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Simpson Thacher & Bartlett
January 11, 2000
Page 2


        Based on such examination, we are of the opinion that:


        1. The Fund is duly organized and validly existing as a corporation in good standing under the laws of the State of Maryland.

        2. The Shares to be offered for sale pursuant to the Prospectus are, to the extent of the number of Shares authorized in the Fund's Charter, duly authorized and, when sold, issued and paid for as contemplated by the Prospectus, will have been validly and legally issued and will be fully paid and nonassessable under the laws of the State of Maryland.

        This letter expresses our opinion with respect to the Maryland General Corporation Law. It does not extend to the securities or "blue sky" laws of Maryland, to federal securities laws or to other laws.

        You may rely on this opinion in rendering your opinion to the Fund that is to be filed as an exhibit to the Registration Statement. We consent to the filing of this opinion as an exhibit to the Registration Statement. We do not thereby admit that we are "experts" within the meaning of the Securities Act of 1933 and the regulations thereunder. This opinion may not be relied upon by any other person or for any other purpose without our prior written consent.


                                Very truly yours,


                                Venable, Baetjer and Howard,LLP